UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2015 (February 11, 2015)

IPALCO ENTERPRISES, INC. (Exact Name of registrant as specified in its charter)

Indiana	1-8644	35-1575582
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Monument Circle, Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

317-261-8261
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreement

On February 11, 2015, IPALCO Enterprises, Inc. (the “Company”) and CDP Infrastructure Fund GP (“Investor”), a wholly owned subsidiary of Caisse de dépôt et placement du Québec (“CDPQ”), consummated the initial closing under the transactions contemplated by a Subscription Agreement entered into by and between the Company and Investor, dated as of December 14, 2014 (the “Subscription Agreement”), pursuant to which the Company agreed to issue, and Investor agreed to make capital contributions to the Company of up to $348,642,000 to purchase, newly issued common shares, no par value, of the Company (“IPALCO Shares”) upon the issuance of one or more capital calls from the board of directors of the Company (the “Board”) such that Investor will own up to 17.65% of the issued and outstanding IPALCO Shares after giving effect to the IPALCO Shares issued pursuant to the Subscription Agreement.  Pursuant to the initial closing under the Subscription Agreement on February 11, 2015, the Company issued to Investor, and Investor purchased, 100 IPALCO Shares, which is less than 0.001% of the issued and outstanding IPALCO Shares.

Shareholders’ Agreement

In connection with the initial closing under the Subscription Agreement, on February 11, 2015, Investor, AES U.S. Investments, Inc. (“Holdco Inc.”) and the Company entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), the form of which had been agreed to by the parties.  The Shareholders’ Agreement establishes the general framework governing the relationship between and among Investor and Holdco Inc., and their respective successors and transferees, as shareholders of the Company.  Under the Shareholders’ Agreement, the board of directors of the Company will initially consist of 11 directors, two nominated by Investor and 9 nominated by Holdco Inc.  The Shareholders’ Agreement provides for certain minimum ownership thresholds below which Investor will be entitled to nominate only one director or no directors.

The Shareholders’ Agreement contains restrictions on the Company taking certain major decisions without the prior affirmative vote of a majority of the board of directors of the Company.  In addition, for so long as Investor holds at least 5% of the IPALCO Shares, Investor will have review and consultation rights with respect to certain actions of the Company.  Certain transfer restrictions and other transfer rights apply to Investor and Holdco Inc. under the Shareholders’ Agreement, including certain rights of first offer, drag along rights, tag along rights, put rights and rights of first refusal.

The Shareholders’ Agreement will terminate at the earliest of: (a) the mutual consent of the parties, (b) the date on which only one shareholder holds shares of the Company, (c) on December 31, 2016, if Investor has not made any capital contribution at such time other than the initial amount invested in connection with the initial closing on February 11, 2015 or (d) the dissolution of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Directors

On February 11, 2015, in connection with the initial closing under the Subscription Agreement and the terms and conditions of the Shareholders’ Agreement, Jennifer Schwartz resigned from her position as a director of the Company, effective as of the initial closing under the Subscription Agreement.  In addition, on February 16, 2015, in connection with the appointment of the new Holdco Inc. nominees discussed below, William Henley, Brian Miller and Elizabeth Hackenson resigned as directors of the Company.

Appointment of Directors

Pursuant to the Shareholders’ Agreement, the Company agreed to appoint nine individuals nominated by Holdco Inc. and two individuals nominated by Investor to serve as members of the Board.  Each of Holdco Inc. and Investor, as shareholders of the Company, agreed to take all actions as may be reasonably necessary to cause the Board to consist of such number of nominees from each of Holdco Inc. and Investor.

On February 11, 2015, the IPALCO shareholders, through a unanimous written consent, appointed Olivier Renault and  Renaud Faucher, each nominees of Investor, and Thomas O’Flynn, a nominee of Holdco Inc., as members of the Board, effective February 11, 2015.  On February 16, 2015,  the IPALCO shareholders, through a unanimous written consent, appointed Margaret Tigre, Richard Sturges, Paul Freedman, Mike Mizell, Craig Jackson and Andy Horrocks, each nominees of Holdco Inc., as members of the Board, effective February 16, 2015.

Olivier Renault, 50, rejoined CDPQ in 2010 as a Director in the Infrastructure and Energy team with a focus on transaction origination and execution in North America. From 2008 to 2010, Mr. Renault was a senior principal with Arcus Infrastructure Partners (formerly Babcock & Brown European Infrastructure Fund), a European focussed infrastructure fund based in London with €2.0 billion under management. From 2005 to 2008, Mr. Renault was a Manager with CDPQ’s infrastructure and energy team. From 2001 to 2005, Mr. Renault was with PwC’s infrastructure finance advisory team based in Montreal and in London.

Mr. Renault has been involved with some of CDPQ’s largest transactions in the energy sector, such as Invenergy Wind, Southern Star Central Gas Pipeline, Astoria Power and Enbridge Energy Partners in the United States, as well as Fluxys and Interconnector UK (regulated gas transmission) in Europe. He currently sits on various boards and committees related to Invenergy Wind. Previously, Mr. Renault was a director of Interconnector UK. Mr. Renault holds a Bachelor's in Commerce (specializing in accounting) from Université du Québec à Montréal (ESG-UQAM). He is also a CFA charterholder.

Renaud Faucher, 37, joined CDPQ in 2006 as a Director in the Infrastructure and Energy team with a focus on asset management. From 1986 to 1990, Mr. Faucher worked as a project engineer on the construction of large infrastructure projects in Canada and Europe, including the Channel Tunnel project.  From 1992 to 1998, Mr. Faucher worked on the financing and management of independent power plants across Canada. From 1998 to 2006, he held different positions within wholly owned subsidiaries of Hydro-Québec as Director Investments, Vice President Finance and Vice President Risk Management.

Mr. Faucher currently sits on the board of Colonial Pipeline and Gaz Metro (Québec gas LDC). Furthermore, he sits on various boards and committees related to Invenergy Wind. Previously, Mr. Faucher was a director of Cross-Sound Cable Company LLC (a submarine transmission cable between Connecticut and Long Island), Heathrow Airport Holdings Limited (formerly BAA Limited in the UK), Southern Star Central Gas Pipeline (operates an interstate pipeline in the United States). Mr. Faucher holds a Bachelor's in Civil Engineering from École Polytechnique de Montréal, as well as an MBA from Concordia University and a DESS (specialized graduate diploma) in Accounting from ESG-UQAM. He is also a Chartered Professional Accountant (CPA, CMA).

Thomas O’Flynn, 55, has served as EVP and CFO of The AES Corporation (“AES”) since September of 2012. Previously, Mr. O’Flynn served as Senior Advisor to the Private Equity Group of Blackstone, an investment and advisory group and held this position from 2010 to 2012. During this period, Mr. O’Flynn also served as COO and CFO of Transmission Developers, Inc. ("TDI"), a Blackstone-controlled company that develops innovative power transmission projects in an environmentally responsible manner. From 2001 to 2009, he served as the CFO of PSEG, a New Jersey-based merchant power and utility company. He also served as President of PSEG Energy Holdings from 2007 to 2009. From 1986 to 2001, Mr. O’Flynn was in the Global Power and Utility Group of Morgan Stanley. He served as a Managing Director for his last five years and as head of the North American Power Group from 2000 to 2001. He was responsible for senior client relationships and led a number of large merger, financing, restructuring and advisory transactions. Mr. O’Flynn also serves as a member of the Board of AES Gener. Mr. O’Flynn served on the Board of Silver Ridge Power, a joint venture between AES and Riverstone Holdings LLC from September 2012 through July 2014. He is also currently on the Board of Directors of the New Jersey Performing Arts Center and is Chairman of the Institute for Sustainability and Energy at Northwestern University. Mr. O’Flynn has a BA in Economics from Northwestern University and an MBA in Finance from the University of Chicago.

Ms. Margaret Tigre, 37, has more than 16 years of financial experience including eight years in the electric industry.  Since joining AES in 2007,  Ms. Tigre has held several positions including Chief of Staff to the Chief Executive Officer, Vice President Corporate Tax and, currently, Vice President and Chief Corporate Tax Officer.

Mr. Richard Sturges, 51, has 17 years experience in the electric industry.  Since joining AES in 2006, Mr. Sturges has held several positions including Director of Finance for North America, Director and Vice President Portfolio Management and, currently, Vice President Mergers & Acquisitions.

Mr. Paul Freedman, 44, joined AES  in 2007.  Mr. Freedman has held several positions at AES including Senior Corporate Counsel and General Counsel for North America Generation.   Prior to joining AES, Mr. Freedman was Chief Counsel for credit programs at the U.S. Agency for International Development and he previously worked as an associate at the law firms of White & Case, LLP and Freshfields.  Mr. Freedman received his J.D. from the Georgetown University Law Center and his B.A. from Columbia University.

Mr. Mike Mizell, 47, is General Counsel of the United States Strategic Business Unit of AES. Mr. Mizell has served in various capacities within the energy industry and has more than 25 years of combined legal and strategic business planning experience. Mr. Mizell most recently served as Dayton Power & Light Inc.’s Senior Vice President and General Counsel.   Mr. Mizell received his J.D. degree from the Cumberland School of Law at Samford University and his B.S. degree from Nova Southeastern University.

Mr. Craig Jackson, 42, is Chief Financial Officer of the United States Strategic Business Unit of AES. Mr. Jackson has served in various capacities within the utility finance and accounting sectors. He most recently served as DPL Inc.’s Senior Vice President and Chief Financial Officer.  Craig received his B.S. degree in business administration from Bloomsburg University and his MBA from Wright State University.

Mr. Andy Horrocks, 60, is Chief Operating Officer of the United States Strategic Business Unit of AES.  Mr. Horrocks has managed AES generation businesses for over the last 14 years in six international markets.  Mr. Horrocks previously served as the country manager for AES in the Philippines and Hungary where he was responsible for three AES power stations guiding them through market deregulation.  Prior to joining the United States Strategic Business Unit, he was the Chief Operating Officer for the Asia Strategic Business Unit of AES.

Kelly Huntington and Ken Zagzebski will continue as members of the Board.

Currently, the Company does not separately compensate members of the Board for their service on the Board.  As of the date of the appointment, none of newly-appointed members of the Board has entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to Articles of Incorporation

On February 11, 2015, in connection with the initial closing under the Subscription Agreement and the entry into the Shareholders’ Agreement, the Company submitted the Third Amended and Restated Articles of Incorporation of the Company (the “Third Amended and Restated Articles of Incorporation”) for filing with the Indiana Secretary of State, as approved and adopted by the Board. The purpose of the Third Amended and Restated Articles of Incorporation is to amend, among other things, Article VI of the

Second Amended and Restated Articles of Incorporation of the Company in order to effectuate changes to the size and composition of the Board in furtherance of the terms and conditions of the IPALCO Shareholders’ Agreement.

A copy of the Third Amended and Restated Articles of Incorporation is attached hereto as Exhibit 3.01 and is incorporated herein by reference.

Amendments to Bylaws

On February 11, 2015, in connection with the initial closing under the Subscription Agreement and the entry into the Shareholders’ Agreement, the Company’s by-laws were amended (the “Amended and Restated By-laws”), as approved and adopted by the Board.  The purpose of the Amended and Restated By-laws is to amend, among other things, Article III of the by-laws of Company, in order to effectuate changes to the size and composition of the Board in furtherance of the terms and conditions of the IPALCO Shareholders’ Agreement.

A copy of the Amended and Restated By-Laws is attached hereto as Exhibit 3.02 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of the Exhibit

3.01	Third Amended and Restated Articles of Incorporation of IPALCO Enterprises, Inc.

3.02	Amended and Restated By-laws of IPALCO Enterprises, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO ENTERPRISES, INC.

By:	/s/ Craig Jackson
Name:	Craig Jackson
Title:	Chief Financial Officer

Date: February 18, 2015

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

3.01	Third Amended and Restated Articles of Incorporation of IPALCO Enterprises, Inc.

3.02	Amended and Restated By-laws of IPALCO Enterprises, Inc.